EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Cantor Opportunistic Alternatives Fund, LLC does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Cantor Opportunistic Alternatives Fund for the period ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Cantor Opportunistic Alternatives Fund, LLC for the stated period.

/s/ Shawn Matthews Shawn Matthews President, Cantor Opportunistic Alternatives Fund	/s/ Corran Givens-King Corran Givens-King Treasurer, Cantor Opportunistic Alternatives Fund

Dated: December 5, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Cantor Opportunistic Alternatives Fund, LLC for purposes of Section 18 of the Securities Exchange Act of 1934.